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                                    BY-LAWS
                                       OF
                       AMERICAN HOME PRODUCTS CORPORATION
                        AS AMENDED THROUGH MARCH 5, 1998







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

                                    CONTENTS


STOCKHOLDERS MEETINGS

1.        Annual Meeting                               1
2.        Special Meetings                             1
3.        Notice                                       1
4.        Place                                        2
5.        Quorum                                       2
6.        Voting; Proxies                              2

BOARD OF DIRECTORS
7.        Powers; Number; Election; Term; Vacancies    3
8.        Regular Meetings                             5
9.        Special Meetings                             5
10.       Quorum; Voting                               5
11.       Compensation                                 5
12.       Residual Powers of Board                     6

EXECUTIVE COMMITTEE
13.       Appointment                                  6
14.       Duties and Powers                            6
15.       Meetings                                     7
16.       Quorum; Voting                               7
17.       Minutes                                      7

FINANCE COMMITTEE
18.       Appointment                                  7
19.       Duties and Powers                            8
20.       Meetings                                     8
21.       Quorum; Voting                               8
22.       Minutes                                      8

AUDIT  COMMITTEE
23.       Appointment                                  8
24.       Duties and Powers                            9
25.       Meetings                                     9
26.       Quorum; Voting                               9
27.       Minutes                                      9

OTHER COMMITTEES
28.       Appointment                                  10
29.       Organization and Operation                   10

OFFICERS
30.       Principal Officers                           10
31.       Other Officers                               11
32.       Salaries                                     11
33.       Term of Office; Removal                      11
34.       Vacancies                                    11
35.       Chairman                                     11
36.       Vice Chairman                                12
37.       President                                    12
38.       Executive Vice Presidents                    12
39.       Senior Vice Presidents                       13
40.       Vice Presidents                              13
41.       Principal Financial Officer                  13
42.       Secretary                                    14
43.       Treasurer                                    14
44.       Comptroller                                  15
45.       Delegation of Officer's Duties by Board      15
46.       Delegation of Officer's Duties by Officer    15
47.       Indemnification of Directors,
          Officers and Employees                       15

AUTHORITY TO ACT AND SIGN
48.       Instrument Execution                         18
49.       Bank Accounts                                18
50.       Voting of Stock in Other Corporations        19
51.       Sale and Transfer of Securities              19

STOCK
52.       Certificates                                 19
53.       Transfer                                     20
54.       Transfer Agent and Registrar                 20
55.       Record Date                                  20
56.       Registered Stockholders                      21
57.       Lost Certificates                            21

MISCELLANEOUS
58.       Notices                                      21
59.       Fiscal Year                                  22
60.       Offices                                      22
61.       Seal                                         22
62.       Amendments                                   22

                                    BY-LAWS
                                       of
                       AMERICAN HOME PRODUCTS CORPORATION

                   * * * * * * * * * * * * * * * * * * * * *

                             STOCKHOLDERS MEETINGS

1. Annual Meeting. An annual meeting of stockholders for election of directors and transaction of other business properly before the meeting shall be held on the fourth Wednesday of April in each year, or on such other date and at such time as the Board of Directors may designate.

2. Special Meetings. Except as provided in paragraph VII (g) (v) of Article FOURTH of the Certificate of Incorporation respecting rights of holders of Preferred Stock to call meetings of such holders in certain dividend default situations, special meetings of stockholders, unless otherwise provided by law, may be called by the Chairman or Vice Chairman of the Board of Directors or the President or by the Secretary on the written request of a majority of all the directors, such request to state the purpose of the proposed meeting, which meeting shall thereupon be called by the Secretary. Business at special meetings shall be confined to the matters stated in the notice.

3. Notice. Written notice of each meeting of stockholders shall be mailed, not less than ten days prior to the meeting, to each stockholder entitled to vote at such address as appears on the stock books of the corporation. The notice shall specify the time and place of the meeting and, as to special meetings, the matter or matters to be acted upon at such meeting.

4. Place. Meetings of stockholders shall be held at the office of the corporation in Wilmington, Delaware, or at such other place, within or without the State of Delaware, as the Board of Directors may designate.

5. Quorum. Except as provided in paragraph VII (g) (v) of Article FOURTH of the Certificate of Incorporation respecting meetings of stockholders during certain dividend default situations, at which meetings holders of Preferred Stock have special voting rights, the holders of a majority of the outstanding stock having voting power, present in person or by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business unless otherwise provided by law. Except as provided in such paragraph VII (g) (v) of Article FOURTH of the Certificate of Incorporation, if a quorum shall not be present at any meeting of stockholders, the stockholders entitled to vote, present in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present; and at such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting originally called.

6. Voting; Proxies. At each meeting of stockholders every stockholder entitled to vote may vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly appointed attorney-in-fact or in any other manner prescribed by the General Corporation Law of the State of Delaware. Except as provided in paragraphs VII (g) (i) and VII (g) (v) of Article FOURTH of the Certificate of Incorporation respecting holders of Preferred Stock voting in certain situations, each holder of Common Stock shall have one vote and each holder of Preferred Stock shall have eighteen
  (18) votes on each matter submitted to a vote at a meeting of stockholders for each share of, respectively, Common and Preferred Stock having voting power, registered in his name on the stock books of the corporation. The vote for directors and, upon the demand of any stockholder, the vote upon any other matter before the meeting, shall be by ballot. Elections shall be decided by a plurality of the votes cast and other matters shall be decided by a majority of the votes cast on such matters.

                               BOARD OF DIRECTORS

7. Powers; Number; Election; Term; Vacancies. The property and business of the corporation shall be managed by its Board of Directors, which shall be not less than eight nor more than fifteen in number as determined from time to time by the Board, except as provided in paragraph VII (g) (ii) of Article FOURTH of the Certificate of Incorporation respecting additional directors in certain dividend default situations. Directors shall be elected at the annual meeting of stockholders and each director shall continue in office until his successor shall be elected or until his earlier removal or resignation.

        Except as provided in paragraph VII (g) (ii) of Article FOURTH of the Certificate of Incorporation respecting additional directors in certain dividend default situations, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States Mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the corporation
   if so elected.    The presiding officer of the meeting may refuse to
   acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        Except as provided in Paragraph VII (g) (v) of Article FOURTH of the Certificate of Incorporation respecting the additional directors in certain dividend default situations, vacancies in the membership of the Board, whether or not caused by an increase in the number of directors, will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office only until the next succeeding annual meeting of stockholders.

8. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as the Board shall from time to time determine.

9. Special Meetings. Special Meetings of the Board may be called by direction of the Chairman, the Vice Chairman, the President or two directors on two days notice to each director specifying the time and place of meeting.

10. Quorum; Voting. At all meetings of the Board a majority of all the directors then in office, or if the number of directors is then an even number, one-half such number shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board unless otherwise provided by law, the Certificate of Incorporation or these by-laws.

11. Compensation. Directors shall be paid such fees for their services as directors and for attending meetings of the Board and committees appointed thereby as shall be determined from time to time by the Board. The Board may also provide for compensation to a director for expenses he may incur in attending such meetings. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12. Residual Powers of Board. In addition to the powers conferred by these by-laws upon the Board, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these by-laws directed or required to be exercised or done by the stockholders. Nothing contained in these by-laws shall restrict the Board or any committee thereof from taking any action in any manner permitted by law, including unanimous written consent and conference communication by means of telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

                              EXECUTIVE COMMITTEE

13. Appointment. The Board may by vote of a majority of all the directors appoint three or more members to constitute an Executive Committee which shall serve at the pleasure of the Board. Vacancies in the membership of the Executive Committee shall be filled by the Board by vote of a majority of all the directors.

14. Duties and Powers. During the intervals between meetings of the Board, the Executive Committee shall perform all the duties and exercise all the powers of the Board in the management of the property and business of the corporation except such duties and powers as are by law, the Certificate of Incorporation or these by-laws directed or required to be performed or exercised specifically by the Board as such or by any proportion thereof.

        The Chairman of the Executive Committee shall assist the Chairman of the Board, shall perform such of the duties and exercise such of the powers of the Chairman as the latter may delegate to him and shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. He shall perform such other duties and exercise such other powers as the Board or the Chairman shall from time to time prescribe.

15. Meetings. The Executive Committee may meet at stated times without notice, or on two days notice to all by one of its members.

16. Quorum; Voting.   A majority of the Executive Committee shall constitute a
   quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee.

17. Minutes. The Executive Committee shall keep regular minutes of its proceedings and report its actions to the Board when it so requests.

                               FINANCE COMMITTEE

18. Appointment. The Board may appoint three or more directors, officers or employees of the corporation or its subsidiaries to constitute a Finance Committee which shall serve at the pleasure of the Board. Vacancies in the membership of the Finance Committee shall be filled by the Board.

19. Duties and Powers. The Finance Committee shall supervise the financial affairs, budgets and procedures of the corporation and its subsidiaries and shall fix the salaries of officers and employees of the corporation and its subsidiaries, except such thereof as may be fixed by the Board or any other committee appointed by it for such purpose.

20. Meetings. The Finance Committee may meet at stated times without notice, or on notice to all by the Chairman or Vice-Chairman of the Board, the President, an Executive Vice President or a Senior Vice President.

21. Quorum; Voting. A majority of the Finance Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee.

22. Minutes. The Finance Committee shall keep regular minutes of its proceedings and make copies thereof available to the Board at its meetings.

                                AUDIT COMMITTEE
23. Appointment. The Board shall appoint three or more directors of the Corporation, none of whom is presently employed by the Corporation or any of its subsidiaries, to constitute an Audit Committee, which shall serve at the pleasure of the Board. Vacancies in the membership of the Audit Committee shall be filled by the Board.

24. Duties and Powers. The Audit Committee shall recommend a firm of independent public accountants to be engaged as the principal auditor for each year's annual audit on behalf of the Corporation subject to the approval of the Board of Directors and ratification by the stockholders. The Audit Committee shall discuss with the auditors the scope and results of the audit and shall report to the Board of Directors thereon. The Audit Committee shall undertake such other financial reviews as the Board deems appropriate.

25. Meetings. The Audit Committee may meet at stated times without notice, or on notice to all by the Chairman or Vice Chairman of the Board, the President, an Executive Vice President or a Senior Vice President, or by one of the members of the Audit Committee.

26. Quorum; Voting. A majority of the Audit Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee.

27. Minutes. The Audit Committee shall keep regular minutes of its proceedings and make copies thereof available to the Board at its meetings.

                                OTHER COMMITTEES

28. Appointment. The Board may from time to time appoint further standing or special committees of directors, officers or employees of the corporation or its subsidiaries to serve at the pleasure of the Board and confer upon such committees such powers and duties as the Board may deem expedient within the limits permitted by law.

29. Organization and Operation. Unless otherwise provided in the resolutions appointing any such committee and determining its powers and duties, the committee may establish procedures for calling and conducting meetings, provided that no less than a majority of its members shall constitute a quorum for the transaction of business and the act of no less than a majority of those present at a meeting at which there is a quorum shall be the act of the committee, and the committee shall keep regular minutes of its proceedings and report its actions to the Board when it so requests.

                                    OFFICERS

30. Principal Officers. The principal officers shall be chosen annually by the Board and shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, a Treasurer and a Comptroller and, in the discretion of the Board, a Vice Chairman of the Board of Directors, one or more Executive Vice Presidents and one or more Senior Vice Presidents. The Chairman or Vice Chairman and President may be the same person; the Secretary and Treasurer may be the same person and Executive Vice President, Senior Vice President or Vice President may hold at the same time the office of
   Secretary, Treasurer or Comptroller.    The Chairman and Vice Chairman, if
   any, and the President shall be chosen from the members of the Board; the other principal officers need not be directors.

31. Other Officers. The Board may choose such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall perform such duties and exercise such powers as are delegated to them pursuant to these by-laws or as the Board shall from time to time prescribe.

32. Salaries. The salaries of all principal officers shall be fixed by the Board.

33. Term of Office; Removal. Each officer shall hold office until his successor is chosen or until his earlier removal or resignation. The Board may remove any officer or agent provided that removal of a principal officer be by vote of a majority of all the directors.

34.  Vacancies.  Vacancies in any office may be filled by the Board.

35. Chairman. The Chairman of the Board of Directors shall preside at all meetings of stockholders and of the Board. He shall be ex-officio a member of all standing committees appointed by the Board, shall be the chief executive officer of the corporation, shall have all powers and perform all duties incident to such chief executive office and, subject to the direction of the Board, shall have general and active supervision of the property and business of the corporation. He shall be the officer through whom the Board delegates authority to corporate management and he shall be the medium of communication to the Board of information as to the affairs of the corporation and of all matters presented for the Board's consideration. He shall be responsible to see that all orders and resolutions of the Board are carried into effect by the proper officers.

36. Vice Chairman. The Vice Chairman of the Board of Directors shall assist the Chairman of the Board, shall perform such of the duties and exercise such of the powers of the Chairman as the latter may delegate to him and shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman. He shall perform such other duties and exercise such other powers as the Board or the Chairman shall from time to time prescribe.

37. President. The President shall assist the Chairman and Vice Chairman of the Board, shall perform such of the duties and exercise such of the powers of the Chairman as the latter may delegate to him and shall, in the absence or disability of the Vice Chairman, perform the duties and exercise the powers of the Vice Chairman. He shall perform such other duties and exercise such other powers as the Board, the Chairman or the Vice Chairman shall from time to time prescribe.

38.  Executive Vice Presidents.   Each Executive Vice President shall serve in a
   general executive capacity, more particularly as general assistant to the President. In the absence or disability of the President, and in the event the Chairman of the Executive Committee is absent or disabled, an Executive Vice President shall, in the order of seniority in that office, perform the duties and exercise the powers of the President. Executive Vice Presidents shall perform such other duties and exercise such other powers as the Board, the Chairman, the Vice Chairman or the President shall from time to time prescribe.

39. Senior Vice Presidents. Each Senior Vice President shall serve in a general executive capacity, more particularly as general assistant to the President or to one or more Executive Vice Presidents. In the absence or disability of the President, and in the event the Chairman of the Executive Committee and all Executive Vice Presidents are absent or disabled, a Senior Vice President shall, in the order of seniority in that office, perform the duties and exercise the powers of the President. Senior Vice Presidents shall perform such other duties and exercise such other powers as the Board, the Chairman, the Vice Chairman or the President shall from time to time prescribe.

40. Vice Presidents. In the absence or disability of the Executive Vice Presidents and Senior Vice Presidents, a Vice President shall, in the order of seniority in that office, perform the duties and exercise the powers of the Executive Vice Presidents and Senior Vice Presidents. Vice Presidents shall perform such other duties and exercise such other powers as the Board, the Chairman, the Vice Chairman or the President shall from time to time prescribe.

41. Principal Financial Officer. The Board may designate an Executive Vice President, a Senior Vice President, a Vice President or the Treasurer as the Principal Financial Officer of the corporation.

42. Secretary. The Secretary shall attend all meetings of stockholders and of the Board and shall record the minutes of all proceedings of such meetings in books to be kept for that purpose, and shall perform like duties for the standing committees appointed by the Board unless the Board directs otherwise. He shall have custody of the seal of the corporation and shall affix it or cause it to be affixed to all instruments requiring it. He shall give or cause to be given the notice required of all meetings of stockholders and of the Board. He shall perform such other duties and exercise such other powers as the Board, the Chairman, the Vice Chairman or the President shall from time to time prescribe.

43. Treasurer. The Treasurer shall have general charge of and responsibility for the corporate funds and securities. He shall deposit or cause to be deposited in the name of the corporation all moneys and other valuable effects of the corporation in such depositories as may be designated in accordance with these by-laws. He shall disburse the funds of the corporation as directed by the Board or by any other principal officer, taking proper vouchers for such disbursements. He shall advise upon all terms of credit granted by the corporation. He shall render to the Board, when the Board so requests, an accounting of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform such other duties and exercise such other powers as the Board, the Chairman, the Vice Chairman or the President shall from time to time prescribe.

44. Comptroller. The Comptroller shall have general supervision of the accounting practices of the corporation and its subsidiaries and the preparation of statements and other reports respecting financial aspects of the corporation's or its subsidiaries' operations. He shall establish, through appropriate channels, recording and reporting procedures and standards pertaining to such matters. He shall be responsible for collection of all corporation accounts. He shall perform such other duties and exercise such other powers as the Board, the Chairman, the Vice Chairman or the President shall from time to time prescribe.

45. Delegation of Officer's Duties by Board. In the absence or disability of any principal officer, or for any other reason that the Board may deem sufficient, the Board may by vote of a majority of all the directors delegate any or all of the powers or duties of such officer to any other officer.

46. Delegation of Officer's Duties by Officer. Any principal officer may delegate portions of his powers and duties to any assistant officer chosen by the Board and acting under the principal officer's supervision.

                               INDEMNIFICATION OF
                       DIRECTORS, OFFICERS AND EMPLOYEES

47. Each person (and heirs and legal representatives of such person) who serves or has served as a director, officer or employee of the corporation or of any other corporation or entity when requested by this corporation, and of which this corporation is or was a stockholder, a creditor or otherwise interested, shall be indemnified by this corporation against all liability and reasonable expense, including but not limited to counsel fees and disbursements and amounts of judgments, fines or penalties, incurred by or imposed upon him in connection with any claim, action, suit or proceeding, actual or threatened, whether civil, criminal, administrative or investigative, and appeals in which he may become involved as a party or otherwise by reason of acts or omissions in his capacity as and while a director, officer or employee of this corporation or such other corporation or entity, provided that such person is wholly successful with respect thereto and unless the Board in its absolute discretion shall determine that such person did not meet the standard of conduct required herein.

          The term "wholly successful" shall mean termination of any claim, action, suit or proceeding against such person without any finding of liability or guilt against him and without any settlement by payment, promise or undertaking by or for such person or the expiration of a reasonable period of time after the making of any claim or threat without action, suit or proceeding having been brought and without any settlement by payment, promise, or undertaking by or for such person.

          The standard of conduct required shall be that such person acted in good faith for a purpose which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

        Should indemnification be requested hereunder in respect to any claim, action, suit or other proceeding where the person seeking indemnification has not been wholly successful, such indemnification may be made only upon the prior determination by a resolution of a majority of those members of the Board who are not involved in the claim, action, suit or other proceeding, that such person met the standards of conduct required herein, or, in the discretion of the Board, upon the prior determination by non-employee legal counsel, in written opinion, that such person has met such standards, and where a settlement is involved, that the amount thereof is reasonable.

        Indemnification under this by-law shall not include any amount payable by such person to the corporation or entity in satisfaction of any judgment or settlement, or any amount payable on account of profits realized by him in the purchase or sale of securities of the corporation, and shall be reduced by the amount of any other indemnification or reimbursement of such liability and expense to such person.

          The termination of any claim, action, suit or other proceeding, by judgment, order, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not of itself create a presumption that such person did not meet the standard of conduct required herein.
          Expenses incurred which are subject to indemnification hereunder may be advanced by the corporation prior to final disposition of the claim, action, suit or other proceeding upon receipt of an undertaking acceptable to the corporation by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification.

          The right of indemnification herein provided shall be in addition to other rights to which those to be indemnified may otherwise be entitled by agreement, vote of stockholders, operation of law or otherwise, and shall be available whether or not the claim asserted against such person is based upon matters which antedate the adoption of this by-law. If any word, clause or provision of this by-law or any indemnification made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

                           AUTHORITY TO ACT AND SIGN

48. Instrument Execution. Unless otherwise provided by law or by the Board, all instruments to be executed on behalf of the corporation, whether or not requiring the seal of the corporation, may be executed by the Chairman, the Vice Chairman, the President, any Executive Vice President, any Senior Vice President or any Vice President and attested by the Secretary or an Assistant Secretary.

49. Bank Accounts. Unless otherwise provided by the Board, any two of the following officers: the Chairman, the Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President and the Treasurer, may from time to time (1) open and maintain in the name of the corporation, and terminate, general and special bank accounts for the funds of the corporation with such banks, trust companies or other depositories as they may designate and (2) designate, and revoke the designation of, the officers or employees of the corporation who may sign, manually or by facsimile, checks, drafts or orders on such bank accounts. Any such action, designation or revocation shall be by written instrument, signed by the officers taking the action or making or revoking the designation and filed with the bank, trust company or other depository.

50. Voting of Stock in Other Corporations. Unless otherwise directed by the Board, Chairman, the Vice Chairman, the President, any Executive Vice President, any Senior Vice President, the Treasurer or the Secretary may, on behalf of the corporation, attend, act and vote at any meeting of stockholders of any corporation in which this corporation may hold stock and at any such meeting shall possess and may exercise all rights of this corporation incident to ownership of such stock or may give a proxy or proxies in the name of this corporation to any other person or persons who may vote such stock and exercise any and all other rights in regard to it as are here accorded to the officers mentioned.

51. Sale and Transfer of Securities. Unless otherwise directed by the Board, any two of the following officers: the Chairman, the Vice Chairman, the President, any Executive Vice President, any Senior Vice President and the Treasurer may, on behalf of the corporation, transfer, convert, endorse, sell, assign, set over and deliver, or take action appropriate to the encumbrance by the corporation of any bonds, shares of stock, warrants or other securities owned by or standing in the name of the corporation, and may execute and deliver in the name of the corporation all written instruments necessary or proper to implement the authority herein contained.

                                     STOCK

52. Stock Certificates; Uncertificated Shares. The shares of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

53. Transfer. Transfer of stock shall be made on the books of the corporation only upon surrender of the certificate therefor, endorsed by the person named in the certificate or accompanied by proper written evidence of succession, assignment or authority to transfer such stock or upon receipt of proper transfer instructions from the owner of uncertificated shares.

54. Transfer Agent and Registrar. The Board may appoint one or more Transfer Agents to record transfers of shares of stock and to keep the stock certificate books, transfer books and stock ledgers of the corporation. The Board may also appoint one or more Registrars to register certificates of stock. The Board may require all certificates of stock to bear the signatures of either or both a Transfer Agent and a Registrar. Where any such certificate is manually signed by the Registrar, the signature of any Transfer Agent may be facsimile engraved or printed.

55. Record Date. The Board may fix in advance a date, not less than ten nor more than sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change, conversion or exchange of stock shall go into effect or the date in connection with obtaining consent of stockholders or any class thereof for any purpose, as a record date for the determination of stockholders entitled to notice of and to vote at any such meeting or to receive payment of any such dividend or to receive any allotment of rights or to exercise the rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation
   after any such record date fixed as aforesaid.     The Board may direct that
   the stock books of the corporation be closed against transfers during such period.

56. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as provided by law.

57. Lost Certificates. The Board may direct a new certificate of stock to be issued in place of any certificate theretofore issued and claimed to have been lost, stolen or destroyed, provided that any person claiming a certificate to be lost, stolen or destroyed shall make an affidavit of ownership and of the facts of such loss, theft or destruction and, if the Board so requires, shall advertise the same, and provided further that the Board may require the owner of the certificate claimed to be lost, stolen or destroyed, or his legal representative, to deliver to the corporation for itself, its officers Transfer Agents and Registrars, a bond of indemnity in such amount or unlimited in amount, upon such terms and secured by such surety as the Board may require.

                                 MISCELLANEOUS

58. Notices. Whenever under the provisions of these by-laws notice is required to be given to any person other than in his capacity as stockholder, it may
   be given by hand delivery, by telegram or by mail.   Whenever under the
   provisions of these by-laws notice is required to be given to any stockholder, it may be given by mail, by depositing the same in the post office or a letter box, in a post-paid, sealed envelope, addressed to such stockholder at such address as appears on the stock books of the corporation, and such notice shall be deemed to be given at the time when the same shall
   be thus mailed.   Any person entitled to notice under any provision of these by-laws may waive such notice.

59. Fiscal Year. The fiscal year of the corporation shall begin the first day of January in each year.

60.  Offices.   The corporation may have an office in New York, New York, and at such other places as the business of the corporation may require.

61. Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware."

62. Amendments. These by-laws may be altered or repealed and new by-laws may be adopted at any meeting of stockholders by the vote of the holders of a majority of the outstanding stock having voting power, provided the notice of such meeting includes the proposed alterations or repeal or the proposed new by-laws, or a summary thereof, or the Board by vote of a majority of all the directors.